Ex-99.j

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and “Financial Statements” in the Statement of Additional Information and to the incorporation by reference in this Registration Statement (Form N-1A)(Post-Effective Amendment No. 60 to File No. 002-75526; Amendment No. 60 to File No. 811-03363) of Delaware Group Limited-Term Government Funds of our report dated February 16, 2007, included in the 2006 Annual Report to shareholders.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
April 25, 2007